UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 17, 2022 (March 15, 2022)
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Named Executive Officer Compensation
On March 15, 2022, the compensation committee of the Board (“Compensation Committee”) approved 2022 annual base salary increases and 2022 bonus targets for our named executive officers, as set forth in the chart below, effective as of January 1, 2022:

Name and Principal Position	2022 Base Salary	2022 Target Bonus (as a % of Base Salary)
Chris Urmson Chief Executive Officer	$400,000	40%
Richard Tame Chief Financial Officer	$450,000	40%
Will Mouat General Counsel, Vice President, Secretary	$400,000	40%

        Further, as part of the compensation review, the Compensation Committee approved grants of restricted stock units (“RSUs”) to our named executive officers as follows:

        Mr. Urmson received two RSU grants under the Company’s 2021 Equity Incentive Plan (the “2021 Plan”) covering: (i) 578,239 shares (the “2022 CEO RSUs”); and (ii) 289,120 shares (the “2023 CEO RSUs”). The 2022 CEO RSUs will vest as to 40% on May 20, 2022, and as to 20% quarterly thereafter on the Company’s standard quarterly vesting dates, subject to continued service through each vesting date. The 2023 CEO RSUs will vest as to 25% on May 20, 2023, and 25% quarterly thereafter on the Company’s standard quarterly vesting dates, subject to continued service through each vesting date.

        Mr. Tame received three RSU grants under the 2021 Plan covering: (i) 60,302 shares (the “2024 CFO RSUs”); (ii) 66,084 shares (the “2025 CFO RSUs”); and (iii) 5,782 shares (the “2026 CFO RSUs”). The 2024 CFO RSUs will vest as to 25% on May 20, 2024, and as to 25% quarterly thereafter on the Company’s standard quarterly vesting dates, subject to continued service through each vesting date. The 2025 CFO RSUs will vest as to 25% on May 20, 2025, and 25% quarterly thereafter on the Company’s standard quarterly vesting dates, subject to continued service through each vesting date. The 2026 CFO RSUs will vest as to 25% on May 20, 2026, and 25% quarterly thereafter, subject to continued service through each vesting date.

        Mr. Mouat received three restricted stock unit grants under the 2021 Plan covering: (i) 60,302 shares (the “2022 GC RSUs”); (ii) 66,084 shares (the “2023 GC RSUs”); and (iii) 5,782 shares (the “2024 GC RSUs”). The 2022 GC RSUs will vest as to 40% on May 20, 2022, and as to 20% quarterly thereafter on the Company’s standard quarterly vesting dates, subject to continued service through each vesting date. The 2023 GC RSUs will vest as to 25% on May 20, 2023, and 25% quarterly thereafter on the Company’s standard quarterly vesting dates, subject to continued service through each vesting date. The 2024 GC RSUs will vest as to 25% on May 20, 2024, and 25% quarterly thereafter, subject to continued service through each vesting date.

        All RSU grants are subject to the 2021 Plan and the form of RSU agreement approved thereunder.

    Each named executive officer entered into a confirmatory employment letter memorializing the current compensation and employment arrangements described above. Such description of each confirmatory employment letter does not purport to be complete and is qualified in its entirety by the full text of each confirmatory employment letter, which are attached hereto as Exhibit(s) 10.1, 10.2, and 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter for Chris Urmson, dated March 15, 2022.
10.2	Employment Letter for Richard Tame, dated March 15, 2022.
10.3	Employment Letter for William Mouat, dated March 15, 2022.
104	Cover Page Interactive Data File.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: March 17, 2022

AURORA INNOVATION, INC.

By:	/s/ William Mouat
Name:	William Mouat
Title:	General Counsel